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                                                                   EXHIBIT 99(C)

                                 CONSECO, INC.
               11825 NORTH PENNSYLVANIA STREET, CARMEL, IN 46032

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     Each person signing this card hereby appoints as proxies Rollin M. Dick, Thomas J. Kilian and Stephen C. Hilbert, or any of them, with full power of substitution, to vote all shares of common stock and shares of Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES, Convertible Preferred Stock which such person is entitled to vote at the Special Meeting of Shareholders of Conseco, Inc. ("Conseco"), to be held at The Conseco Conference Center, 530 North College Drive, Carmel, Indiana at 10:00 a.m. local time on June 30, 1998 and any adjournments or postponements thereof.


     The proxies are hereby authorized to vote as follows:


     1. Approval of the issuance of Conseco Common Stock as provided in the Agreement and Plan of Merger, dated as of April 6, 1998, as amended, by and among Conseco, Marble Acquisition Corp., a Delaware corporation wholly owned by Conseco ("Merger Sub"), and Green Tree Financial Corporation, a Delaware corporation ("Green Tree"), pursuant to which, among other things, (i) Merger Sub will be merged with and into Green Tree, with Green Tree being the surviving corporation (the "Merger"), such that Green Tree will become a wholly owned subsidiary of Conseco, and (ii) each outstanding share of Green Tree Common Stock will be converted into 0.9165 of a share of Conseco Common Stock.


            [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

     2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED BY THIS PROXY, UNLESS OTHERWISE SPECIFIED, SHALL BE VOTED FOR ITEM 1.


                                          Please sign below exactly as your name
                                          appears on the label. When signing as
                                          attorney, corporate officer or
                                          fiduciary, please give full title as
                                          such. The undersigned hereby
                                          acknowledges receipt of the Notice of
                                          the Special Meeting and Joint Proxy
                                          Statement/Prospectus dated May   ,
                                          1998.


                                          Dated
                                          --------------------------------------

                                          Signature(s)
                                          --------------------------------------

               PLEASE DATE, SIGN, AND RETURN THIS PROXY PROMPTLY.